Barnes Group Inc. / 1

Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. REPORTS
SECOND QUARTER 2013 FINANCIAL RESULTS

▪	Quarterly Net Sales from Continuing Operations of $267 million, up 24%

▪	Quarterly Operating Margin of 13.5%, up 150 bps

▪	Quarterly Diluted EPS from Continuing Operations of $0.17, down 51%;
Adjusted Quarterly Diluted EPS from Continuing Operations of $0.47, up 34%

▪	2013 EPS from Continuing Operations Guidance Updated to $1.43 to $1.53 per diluted share;
$1.85 to $1.95 on an Adjusted Basis, Up 22% to 28% from 2012

BRISTOL, Conn., July 26, 2013 - Barnes Group Inc. (NYSE: B), an international aerospace and industrial manufacturer and service provider, today reported financial results for the second quarter of 2013. Net sales from continuing operations increased 24% to $267.4 million from $215.3 million in the second quarter of 2012, driven largely by the sales contribution of the Synventive business. Income from continuing operations in the current quarter included a tax charge of $16.6 million, or $0.30 per diluted share, associated with the April 16, 2013 U.S. Tax Court's unfavorable decision arising out of an IRS audit for the tax years 2000 through 2002. Including this tax item, income from continuing operations for the second quarter was $9.2 million, or $0.17 per diluted share. Excluding the impact of the U.S. Tax Court's decision, adjusted diluted earnings per share from continuing operations for the second quarter of 2013 was $0.47, up 34% from $0.35 per diluted share a year ago. A table reconciling the non-GAAP adjusted results presented in this release to our GAAP results is included at the end of this press release.
On April 22, 2013, the Company completed the sale of its Barnes Distribution North America (BDNA) business to MSC Industrial Direct Co., Inc. for the purchase price of $550 million and received cash of $540 million, net of working capital adjustments and transaction costs. In the second quarter of 2013, the Company recorded a gain on sale of $194 million, net of tax, representing the sales price less the asset value of BDNA and net of transaction-related costs. For the second quarter of 2013, the Company's income from discontinued operations was $200 million, which includes both the gain on sale of BDNA, and net operating results for BDNA during the period.

“Sustained execution of our growth strategy allowed us to increase sales and expand operating margins during the quarter,” said Patrick J. Dempsey, President and Chief Executive Officer of Barnes Group Inc. “Despite some challenging end-markets, our Industrial segment delivered solid organic growth and improved margin performance.” Dempsey continued, “In our Aerospace segment, backlogs are strong, commercial end-markets remain favorable, and the aftermarket showed signs of improvement from the prior quarter.”

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($ millions; except per share data)	Three months ended June 30,					Six months ended June 30,
Unaudited	2013	2012	Change			2013	2012	Change
Net Sales	$267.4	$215.3	$52.1	24.2%		$530.9	$438.1	$92.8	21.2%
Operating Income	$36.1	$25.8	$10.4	40.3%		$61.1	$50.4	$10.7	21.3%
% of Sales	13.5%	12.0%		1.5	pts.	11.5%	11.5%		—	pts.
Income from Continuing Operations	$9.2	$19.5	$(10.3)	(52.8)%		$24.6	$37.1	$(12.4)	(33.6)%
Net Income	$209.3	$24.8	$184.5	NM		$222.8	$47.0	$175.8	NM
Income from Continuing Operations Per Diluted Share	$0.17	$0.35	$(0.18)	(51.4)%		$0.45	$0.67	$(0.22)	(32.8)%
Income from Discontinued Operations Per Diluted Share	$3.65	$0.10	$3.55	NM		$3.59	$0.18	$3.41	NM
Net Income Per Diluted Share	$3.82	$0.45	$3.37	NM		$4.04	$0.85	$3.19	NM
NM = Not Meaningful

Aerospace

•
Second quarter 2013 sales were $96.8 million, up 3% from $93.8 million in the same period last year. A sales increase in original equipment manufacturing (“OEM”) was partially offset by lower sales in the aftermarket business. Within the aftermarket business, repair and overhaul sales were down while spare part sales were essentially flat to last year.

•
Operating profit of $15.2 million for the second quarter of 2013 was up 17% from the prior year period of $13.0 million. Operating profit benefited from the impact of higher OEM sales and better productivity, partially offset by a lower profit contribution from the aftermarket business given lower sales.

Industrial

•
Second quarter 2013 sales were $170.6 million, up 40% from $121.5 million in the same period last year. The increase was driven by the Synventive acquisition's sales contribution and organic sales growth of 5%, inclusive of favorable pricing, offset by unfavorable foreign exchange of $0.5 million.

•
Operating profit of $20.9 million for the second quarter of 2013 was up 64% from the prior year period of $12.7 million driven by the profit contribution of Synventive and the profit impact of higher organic sales.

Additional Information

•
Interest expense increased to $3.2 million, up from $2.4 million last year primarily as a result of a higher average borrowing rate in the current quarter. During the second quarter of 2013, borrowings were substantially reduced as proceeds from the BDNA sale were used to reduce debt.

Barnes Group Inc. / 3

•
The Company's effective tax rate from continuing operations for the second quarter of 2013 is 71.6% and was adversely impacted by a tax charge of $16.6 million associated with the April 16, 2013 U.S. Tax Court Decision. Absent that item, the Company's effective tax rate from continuing operations for the second quarter of 2013 was 20.5% compared to 16.3% in the second quarter of 2012 and 13.5% for the full year 2012. The remaining effective tax rate increase in the second quarter 2013 versus the full year 2012 rate was mainly due to several discrete foreign tax related items in 2012, an increase in the Company's effective tax rate in Sweden, and a projected mix of earnings attributable to higher-taxing jurisdictions.

•
On July 23, 2013, the Company's Board of Directors increased the quarterly cash dividend 10 percent to $0.11 per share of common stock. The dividend increase will raise the annualized dividend payout to $0.44 per share of common stock.

Updated 2013 Outlook
Barnes Group now expects 2013 revenue from continuing operations to grow 17% to 19% from 2012. Excluding $10.5 million pre-tax of non-recurring costs associated with the Company's CEO transition recorded in the first quarter, adjusted operating margins are expected to be in the range of 13.5% to 14% for 2013. GAAP earnings per diluted share from continuing operations are anticipated to be in the range of $1.43 to $1.53.
Full-Year 2013 adjusted earnings per diluted share from continuing operations are anticipated to be in the range of $1.85 to $1.95, up 22% to 28% from 2012's adjusted diluted earnings per share from continuing operations of $1.52. Adjusted earnings per share from continuing operations exclude the non-recurring CEO transition costs ($0.12 per share) and the tax charge as a result of the U.S. Tax Court's unfavorable ruling ($0.30 per share).
As a result of the Tax Court decision, the Company expects cash flows to be negatively impacted by approximately $13 million by the end of 2013. Excluding this item and the impact from the sale of BDNA, 2013 cash conversion is anticipated to be approximately 100% of net income.
Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss second quarter 2013 results at 8:30 a.m. EDT today, July 26, 2013. A webcast of the live call and an archived replay will be available on the Barnes Group investor relations link at www.BGInc.com. The conference is also available by direct dial at (888) 713-4215 in the U.S. or (617) 213-4867 outside of the U.S. (request the Barnes Group Earnings Call), Participant Code: 78035580.

In addition, the call will be recorded and available for playback beginning at 12:00 p.m. (EDT) on Friday, July 26, 2013 by dialing (617) 801-6888, Passcode: 31040519.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international aerospace and industrial manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group's approximately 3,800 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

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Forward-Looking Statements

This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as "anticipated," "believe," "expect," "plans," "strategy," "estimate," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, but are not limited to: difficulty maintaining relationships with employees, customers, distributors, suppliers, business partners or governmental entities; the success of integration strategy implementation; the ability to recruit and retain key personnel and execute effective executive transitions; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; rapid technological and market change; the ability to protect intellectual property rights; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; litigation; and other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings with the Securities and Exchange Commission. The risks and uncertainties described in our periodic filings with the Securities and Exchange Commission include, among others, uncertainties arising from the current or worsening conditions in financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; inability to realize expected sales or profits from existing backlog due to a range of factors, including insourcing decisions, material changes as well as production schedules and volumes of specific programs; integration of acquired businesses; restructuring costs or savings; the impact of the divestiture in 2013 of the Barnes Distribution North America business to MSC Industrial Direct Co., Inc.; the impact of the acquisition in 2012 of the Synventive Molding Solutions business; the impact of the divestiture in 2011 of our Barnes Distribution Europe businesses; and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; introduction or development of new products or transfer of work; changes in raw material or product prices and availability; foreign currency exposure; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; the impacts of the U.S. Tax Court's April 16, 2013 decision and any related appeal; the outcome of pending and future claims or litigation or governmental, regulatory proceedings, investigations, inquiries, and audits; uninsured claims and litigation; outcome of contingencies; future repurchases of common stock; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

# # #

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2013	2012 (1)	% Change	2013	2012 (1)	% Change
Net sales	$267,394	$215,310	24.2	$530,940	$438,104	21.2

Cost of sales	177,411	152,367	16.4	355,127	312,788	13.5
Selling and administrative expenses	53,834	37,183	44.8	114,708	74,938	53.1
	231,245	189,550	22.0	469,835	387,726	21.2
Operating income	36,149	25,760	40.3	61,105	50,378	21.3

Operating margin	13.5%	12.0%		11.5%	11.5%

Interest expense	3,241	2,435	33.1	7,598	4,803	58.2
Other expense (income), net	495	55	NM	1,462	914	60.0
Income from continuing operations before income taxes	32,413	23,270	39.3	52,045	44,661	16.5
Income taxes	23,218	3,783	NM	27,417	7,584	NM
Income from continuing operations	9,195	19,487	(52.8)	24,628	37,077	(33.6)

Income from discontinued operations, net of income taxes	200,132	5,344	NM	198,171	9,961	NM
Net income	$209,327	$24,831	NM	$222,799	$47,038	NM
Common dividends	$5,277	$5,383	(2.0)	$10,720	$10,842	(1.1)

Per common share:

Basic:
Income from continuing operations	$0.18	$0.36	(50.0)	$0.46	$0.68	(32.4)
Income from discontinued operations, net of income taxes	3.72	0.10	NM	3.65	0.18	NM
Net income	$3.90	$0.46	NM	$4.11	$0.86	NM

Diluted:
Income from continuing operations	$0.17	$0.35	(51.4)	$0.45	$0.67	(32.8)
Income from discontinued operations, net of income taxes	3.65	0.10	NM	3.59	0.18	NM
Net income	$3.82	$0.45	NM	$4.04	$0.85	NM

Dividends	0.10	0.10	—	0.20	0.20	—

Weighted average common shares outstanding:
Basic	53,738,051	54,543,098	(1.5)	54,230,272	54,674,366	(0.8)
Diluted	54,809,896	55,150,806	(0.6)	55,135,892	55,303,192	(0.3)
NM - Not Meaningful

Notes:
(1) Results for 2012 have been adjusted on a retrospective basis to reflect the BDNA discontinued operations.

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2013	2012 (1)	% Change		2013	2012 (1)	% Change
Net sales
Aerospace	$96,834	$93,770	3.3		$194,878	$191,020	2.0
Industrial	170,560	121,540	40.3		336,062	247,085	36.0
Intersegment sales	—	—	—		—	(1)	NM
Total net sales	$267,394	$215,310	24.2		$530,940	$438,104	21.2

Operating profit
Aerospace	$15,226	$13,023	16.9		$25,573	$25,677	(0.4)
Industrial	20,923	12,737	64.3		35,532	24,701	43.8
Total operating profit	$36,149	$25,760	40.3		$61,105	$50,378	21.3

Operating margin			Change				Change
Aerospace	15.7%	13.9%	180	bps.	13.1%	13.4%	(30)	bps.
Industrial	12.3%	10.5%	180	bps.	10.6%	10.0%	60	bps.
Total operating margin	13.5%	12.0%	150	bps.	11.5%	11.5%	—	bps.
NM - Not Meaningful

Notes:
(1) Results for 2012 have been adjusted on a retrospective basis to reflect the impact of the BDNA discontinued operations, including a reallocation of corporate overhead expenses, and the segment realignment.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$197,398	$86,356
Accounts receivable	229,934	253,202
Inventories	186,224	226,220
Deferred income taxes	23,331	33,906
Prepaid expenses and other current assets	15,756	18,856
Total current assets	652,643	618,540

Deferred income taxes	37,318	29,961
Property, plant and equipment, net	214,735	233,097
Goodwill	439,447	579,905
Other intangible assets, net	370,645	383,972
Other assets	20,182	23,121
Total assets	$1,734,970	$1,868,596

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$12,899	$3,795
Accounts payable	92,469	99,037
Accrued liabilities	227,191	96,364
Long-term debt - current	54,241	699
Total current liabilities	386,800	199,895

Long-term debt	177,242	642,119
Accrued retirement benefits	133,562	159,103
Deferred income taxes	47,222	48,707
Other liabilities	15,154	18,654

Total stockholders' equity	974,990	800,118
Total liabilities and stockholders' equity	$1,734,970	$1,868,596

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2013	2012
Operating activities:
Net income	$222,799	$47,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,110	25,912
Amortization of convertible debt discount	1,173	1,083
Loss (gain) on disposition of property, plant and equipment	56	(62)
Stock compensation expense	14,348	4,286
Withholding taxes paid on stock issuances	(753)	(727)
(Gain) loss on the sale of businesses	(194,438)	734
Changes in assets and liabilities, net of the effects of divestitures:
Accounts receivable	(17,951)	(8,893)
Inventories	(8,026)	(852)
Prepaid expenses and other current assets	250	(1,290)
Accounts payable	7,620	(621)
Accrued liabilities	14,066	(15,830)
Deferred income taxes	(10,066)	789
Long-term retirement benefits	(166)	(18,770)
Other	6,061	837
Net cash provided by operating activities	66,083	33,634

Investing activities:
Proceeds from disposition of property, plant and equipment	160	222
Proceeds from (payments for) the sale of businesses, net	540,435	(318)
Capital expenditures	(20,419)	(15,658)
Other	(1,748)	(2,476)
Net cash provided (used) by investing activities	518,428	(18,230)

Financing activities:
Net change in other borrowings	9,092	(10,535)
Payments on long-term debt	(478,005)	(17,770)
Proceeds from the issuance of long-term debt	65,500	67,000
Proceeds from the issuance of common stock	3,763	4,080
Common stock repurchases	(61,432)	(19,037)
Dividends paid	(10,720)	(10,842)
Excess tax benefit on stock awards	632	1,331
Other	(111)	(120)
Net cash (used) provided by financing activities	(471,281)	14,107

Effect of exchange rate changes on cash flows	(2,188)	(1,038)
Increase in cash and cash equivalents	111,042	28,473

Cash and cash equivalents at beginning of period	86,356	62,505
Cash and cash equivalents at end of period	$197,398	$90,978

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2013	2012
Free cash flow:
Net cash provided by operating activities	$66,083	$33,634
Capital expenditures	(20,419)	(15,658)
Free cash flow (1)	$45,664	$17,976

Notes:
(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.

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BARNES GROUP INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2013	2012 (1)	% Change		2013	2012 (1)	% Change
SEGMENT RESULTS
Operating Profit - Aerospace Segment (GAAP)	$15,226	$13,023	16.9		$25,573	$25,677	(0.4)
CEO transition costs	—	—			3,903	—
Operating Profit - Aerospace Segment as adjusted (Non-GAAP) (2)	$15,226	$13,023	16.9		$29,476	$25,677	14.8

Operating Margin - Aerospace Segment (GAAP)	15.7%	13.9%	180	bps.	13.1%	13.4%	(30)	bps.
Operating Margin - Aerospace Segment as adjusted (Non-GAAP) (2)	15.7%	13.9%	180	bps.	15.1%	13.4%	170	bps.

Operating Profit - Industrial Segment (GAAP)	$20,923	$12,737	64.3		$35,532	$24,701	43.8
CEO transition costs	—	—			6,589	—
Operating Profit - Industrial Segment as adjusted (Non-GAAP) (2)	$20,923	$12,737	64.3		$42,121	$24,701	70.5

Operating Margin - Industrial Segment (GAAP)	12.3%	10.5%	180	bps.	10.6%	10.0%	60	bps.
Operating Margin - Industrial Segment as adjusted (Non-GAAP) (2)	12.3%	10.5%	180	bps.	12.5%	10.0%	250	bps.

CONSOLIDATED RESULTS
Operating Income (GAAP)	$36,149	$25,760	40.3		$61,105	$50,378	21.3
CEO transition costs	—	—			10,492	—
Operating Income as adjusted (Non-GAAP) (2)	$36,149	$25,760	40.3		$71,597	$50,378	42.1

Operating Margin (GAAP)	13.5%	12.0%	150	bps.	11.5%	11.5%	—	bps.
Operating Margin as adjusted (Non-GAAP) (2)	13.5%	12.0%	150	bps.	13.5%	11.5%	200	bps.

Diluted Income from Continuing Operations per Share (GAAP)	$0.17	$0.35	(51.4)		$0.45	$0.67	(32.8)
CEO transition costs	—	—			0.12	—
April 2013 tax court decision	0.30	—			0.30	—
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (2)	$0.47	$0.35	34.3		$0.87	$0.67	29.9

	Full-Year 2012 (1)		Full-Year 2013 Outlook
Diluted Income from Continuing Operations per Share (GAAP)	$1.44		$1.43	to	$1.53
Synventive short-term purchase accounting adjustments	0.07			—
Synventive acquisition transaction costs	0.01			—
CEO transition costs	—			0.12
April 2013 tax court decision	—			0.30
Diluted Income from Continuing Operations per Share as adjusted (Non-GAAP) (2)	$1.52		$1.85		$1.95

Notes:
(1) Results for 2012 have been adjusted on a retrospective basis to reflect the impact of the BDNA discontinued operations, including a reallocation of corporate overhead expenses, and the segment realignment.

(2) The Company has excluded short-term purchase accounting adjustments and transaction costs related to its Synventive acquisition in 2012 and CEO transition costs associated with the modification of outstanding equity awards and the tax charge associated with the April 2013 tax court decision in 2013 from its "as adjusted" financial measurements. Management believes that these adjustments provide the Company and its investors with an indication of our baseline performance excluding items that are not considered to be reflective of our ongoing results. Management does not intend results excluding the adjustments to represent results as defined by GAAP, and the reader should not consider it as an alternative measurement calculated in accordance with GAAP, or as an indicator of the Company's performance. Accordingly, the measurements have limitations depending on their use.